EX 99.28(d)(1)(x)

Amendment to

Amended and Restated Investment Advisory

and Management Agreement

between JNL Variable Fund LLC and

Jackson National Asset Management, LLC

This Amendment is made by and between JNL Variable Fund LLC, a Delaware limited liability company (“Fund”) and Jackson National Asset Management, LLC, a Michigan limited liability company (“Adviser”).

Whereas, the Adviser and the Fund entered into an Amended and Restated Investment Advisory and Management Agreement effective December 1, 2012, as amended (“Agreement”), whereby the Adviser agreed to provide certain advisory services to several separate series of shares (each a “fund”) of the Fund.

Whereas, the following fund name change has been approved by the Board of Managers of the Fund:

Fund Name Change:

JNL/Mellon Capital Nasdaq® 25 Fund to JNL/Mellon Capital Nasdaq® 100 Fund; and

Whereas, pursuant to the approval of the fund name change, as outlined above, the parties have agreed to amend Schedule A and Schedule B of the Agreement to:

-	change the JNL/Mellon Capital Nasdaq® 25 Fund to JNL/Mellon Capital Nasdaq® 100 Fund.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 25, 2016, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated April 25, 2016, attached hereto.

3.	Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

4.	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Adviser and the Fund have caused this Amendment to be executed, effective April 25, 2016.

JNL Variable Fund LLC		Jackson National Asset Management, LLC

By:	/s/ Kristen K. Leeman	By:	/s/ Mark D. Nerud
Name: Kristen K. Leeman		Name: Mark D. Nerud
Title: Assistant Secretary		Title: President and CEO

Schedule A
Dated April 25, 2016
(List of Funds)

Funds

JNL/Mellon Capital Dow Index Fund
JNL/Mellon Capital Global 30 Fund
JNL/Mellon Capital Nasdaq® 100 Fund
JNL/Mellon Capital S&P® 24 Fund
JNL/Mellon Capital S&P® SMid 60 Fund
JNL/Mellon Capital JNL 5 Fund
JNL/Mellon Capital Communications Sector Fund
JNL/Mellon Capital Consumer Brands Sector Fund
JNL/Mellon Capital Financial Sector Fund
JNL/Mellon Capital Healthcare Sector Fund
JNL/Mellon Capital Oil & Gas Sector Fund
JNL/Mellon Capital Technology Sector Fund

A-1

Schedule B
Dated April 25, 2016
 (Compensation)

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of each Fund)
JNL/Mellon Capital Dow Index Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital Global 30 Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital Nasdaq® 100 Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital S&P® 24 Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital S&P® SMid 60 Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital JNL 5 Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million Over $750 million	.34% .31% .28% .27%
JNL/Mellon Capital Communications Sector Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion Over $3 billion	.34% .31% .28% .27% .26%
JNL/Mellon Capital Consumer Brands Sector Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion Over $3 billion	.34% .31% .28% .27% .26%
JNL/Mellon Capital Financial Sector Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion Over $3 billion	.34% .31% .28% .27% .26%

B-1

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of each Fund)
JNL/Mellon Capital Healthcare Sector Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion Over $3 billion	.34% .31% .28% .27% .26%
JNL/Mellon Capital Oil & Gas Sector Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion Over $3 billion	.34% .31% .28% .27% .26%
JNL/Mellon Capital Technology Sector Fund	$0 to $50 million $50 million to $100 million $100 million to $750 million $750 million to $3 billion Over $3 billion	.34% .31% .28% .27% .26%

B-2